SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 8, 1998
                ------------------------------------------------
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                 0-20914                       31-1359191
          ------------------------ -----------------------------------
          (Commission file number) (IRS Employer Identification Number)

                  420 Third Avenue, Gallipolis, Ohio      45631
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               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (614) 446-2631

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)




                            Exhibit Index at Page 2.







                               Page 1 of 2 Pages.
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Item 5. Other Events.

         On April 8, 1998, the Ohio Valley Banc Corp. (the "Registrant"), an Ohio corporation, entered into a Definitive Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1, with The Jackson Savings Bank ("Jackson Savings"), an Ohio savings bank, pursuant to which the Registrant will acquire Jackson Savings as a wholly-owned subsidiary.
         Jackson Savings is a full-service savings bank located in Jackson, Ohio with approximately $15.5 million in assets and $2.7 million in shareholders' equity at March 31, 1998. Under the terms of the Agreement, each of the 19,400 shares of Jackson Savings will be exchanged for a number of the Registrant's common shares with a total market value equal to $163.09. The proposed acquisition is subject to certain conditions, including the approval of Jackson Savings Bank shareholders and approval by certain regulatory authorities. The transaction is expected to be completed in the third quarter of 1998.

Item 7. Financial Statements and Exhibits.

         (a)      Financial statements of business acquired:
                  None required.

         (b)      Pro forma financial information: None required.

         (c)      Exhibits:
                  99.1     Definitive Purchase Agreement dated April 8, 1998.
                  99.2     Press Release Issued April 9, 1998.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  OHIO VALLEY BANC CORP.


Date: April 15, 1998                              By   /s/James L. Dailey
                                                  -----------------------------
                                                  James L. Dailey, Chairman and
                                                  Chief Executive Officer




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